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                                                                    Exhibit 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We hereby consent to the use in this Registration Statement on Form S-4 of DaVita Inc. (formerly Total Renal Care Holdings, Inc.) of our report dated March 22, 2000, except for the first paragraph of Note 10 as to which the date is July 14, 2000, relating to the consolidated financial statements, which appear in such Registration Statement. We also consent to the incorporation by reference of our report dated March 22, 2000, except for the first paragraph of Note 10 as to which the date is July 14, 2000, relating to the Financial Statement Schedule, which appears in DaVita Inc.'s Annual Report on Form 10-K/A (Amendment No. 1). We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Seattle, Washington
June 7, 2001